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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 30, 1999, by and among BGL Merger Inc., a Delaware corporation ("BGL Merger"), Brooke Group Ltd., a Delaware corporation ("BGL" or the "Surviving Corporation"), and BGL Successor Inc., a Delaware corporation ("Holding Company");

                              W I T N E S S E T H:

         WHEREAS, BGL wishes to reorganize its corporate structure into a holding company structure consisting of a publicly-traded holding company and wholly-owned direct and indirect subsidiaries of such holding company; and

         WHEREAS, in connection with this reorganization: (i) BGL has formed Holding Company as a direct wholly-owned subsidiary of BGL; (ii) Holding Company has formed BGLS Holding Inc., a Delaware corporation ("BGLS Holding"), as a direct wholly-owned subsidiary of Holding Company; and (iii) BGLS Holding has formed BGL Merger as a direct wholly-owned subsidiary of BGLS Holding; and

         WHEREAS, BGL intends to merge with BGL Merger pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL"), with BGL as the survivor of such merger, and with stockholders of BGL receiving shares of Holding Company in exchange for their shares in BGL; and

         WHEREAS, as a result of such merger (the "Merger"), Holding Company would become a publicly traded holding company, and BGL would become an indirect wholly-owned subsidiary of Holding Company;

         NOW, THEREFORE, in consideration and furtherance of the foregoing, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 MERGER OF BGL MERGER WITH BGL. Pursuant to Section 251(g) of the DGCL, and in accordance with and subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined) the following shall be deemed to occur simultaneously:


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                  (a) BGL shall merge with BGL Merger, with BGL to be the
surviving corporation of the Merger, such that as a result of the Merger, BGL shall become an indirect wholly-owned subsidiary of Holding Company;

                  (b) In connection with the Merger, the name of the Surviving Corporation shall become "Brooke Group Holding Inc.";

                  (c) The stockholders of BGL shall receive, in the manner set forth in Article IV hereof, shares of capital stock of Holding Company in exchange for their shares of capital stock of BGL, and as a result of such exchange shall become stockholders of Holding Company;

                  (d) In connection with the Merger, the Certificate of Incorporation of Holding Company shall be amended to change the name of the Holding Company to "Brooke Group Ltd.";

                  (e) The separate existence of BGL Merger as a Delaware corporation shall terminate, and at that time and to the fullest extent provided under the laws of the State of Delaware: (i) the Surviving Corporation shall, without further act or deed, possess all of the rights, privileges, powers and franchises of public and private nature, and be subject to all of the restrictions, disabilities and duties, of BGL Merger; (ii) the Surviving Corporation shall, without further act or deed, be vested with all property, real, personal and mixed, and all debts due to BGL Merger on whatever account;
(iii) all property, rights, privileges, powers and franchises, and all and every other interest, of BGL Merger shall be the property of the Surviving Corporation; (iv) all rights of creditors and all liens upon any property of BGL Merger shall be preserved unimpaired, and all debts, liabilities and duties of BGL Merger shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; and (v) the Merger shall have all such other effects as set forth in Section 259 of the DGCL;

                  (f) BGLS Holding, the sole stockholder of BGL Merger immediately prior to the Effective Time, will receive, in the manner set forth in Section 4.3 hereof, capital stock of the Surviving Corporation in exchange for the capital stock of BGL Merger held by it; and

                  (g) The shares of Holding Company held by the Surviving Corporation shall be canceled without payment of any consideration for such cancellation.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be effective for all purposes at the time (the "Effective Time") (i) when all conditions precedent to the Merger set forth in Sections 3.1 and 3.2 hereof have been satisfied and (ii) when the Secretary or Assistant Secretary of the Surviving Corporation shall have certified this Agreement in the manner required by Section 251(g) of the DGCL and filed this Agreement as so certified with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL.




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                                   ARTICLE II.

                  CONSTITUENT CORPORATIONS AND HOLDING COMPANY

         SECTION 2.1  BGL.

                  (a) ORGANIZATION. BGL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) CAPITALIZATION OF BGL. Immediately prior to the Effective Time, BGL will have authorized capital consisting of:

                         (i) 100,000,000 shares of Common Stock, $.10 per share par value; and

                         (ii) 10,000,000 shares of Preferred Stock, $1.00 per share par value.

                  (c) STOCK OPTIONS AND PLANS. BGL has entered into, adopted or is otherwise subject to certain agreements and arrangements, including warrants, stock grants, options and rights, and compensation plans and agreements, pursuant to which it is or may be obligated to issue additional shares of its capital stock (all such warrants, stock grants, options, rights, and compensation plans and agreements being referred to herein as the "Plans"). Each of the Plans permits the Merger and the transactions contemplated by Section 4.2 hereof. Copies of the Plans have been provided to Holding Company.

         SECTION 2.2  BGL MERGER.

                  (a) ORGANIZATION. BGL Merger is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) CAPITALIZATION OF BGL MERGER. BGL Merger has authorized capital consisting of 1,000 shares of Common Stock, $.01 per share par value, 1,000 shares of which have been issued and are outstanding. BGL Merger has no options, warrants or other rights to purchase or convert any shares of its Common Stock pursuant to which it is obligated to issue or sell additional shares of its Common Stock.

                  (c) OWNERSHIP OF CAPITAL STOCK OF BGL MERGER. All of the issued and outstanding shares of Common Stock of BGL Merger are owned by BGLS Holding, a direct wholly-owned subsidiary of Holding Company.










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         SECTION 2.3  HOLDING COMPANY.

                  (a) ORGANIZATION. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Certificate of Incorporation and Bylaws of Holding Company are, and immediately prior to the Effective Time will be, identical to the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of BGL as in effect immediately prior to the Merger, except for such variations as are specifically required by and permitted pursuant to Section 251(g) of the DGCL.

                  (b) CAPITALIZATION OF HOLDING COMPANY. Holding Company has authorized capital consisting of:

                           (i) 100,000,000 shares of Common Stock, $.10 per share par value, 1,000 of which shares are issued and outstanding; and

                           (ii) 10,000,000 shares of Preferred Stock, $1.00 per
                                share par value, none of which shares are issued and outstanding.

The Common Stock and the Preferred Stock of Holding Company have the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the Common Stock and the Preferred Stock of BGL immediately prior to the Effective Time. Holding Company has no options, warrants or other rights to purchase or convert any shares of its Common Stock pursuant to which it is obligated to issue or sell additional shares of its Common Stock.

                  (c) OWNERSHIP OF CAPITAL STOCK OF HOLDING COMPANY. All of the issued and outstanding shares of Common Stock of Holding Company are owned by BGL.

                                  ARTICLE III.

            CONDITIONS PRECEDENT TO MERGER; TERMINATION OF AGREEMENT

         SECTION 3.1 ACTION BY DIRECTORS. This Agreement shall be submitted for approval by the respective Boards of Directors of each of BGL Merger and BGL as required by Section 251(b) of the DGCL, and by the Board of Directors of the Holding Company. As required by Section 251(g) of the DGCL, any approval of the Merger by the Board of Directors of BGL shall include a determination by the Board of Directors of BGL that the stockholders of BGL shall not recognize a gain or loss for United States federal income tax purposes as a result of the Merger.





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         SECTION 3.2 ACTION BY STOCKHOLDERS. This Agreement has been approved by
BGLS Holding, the sole stockholder of BGL Merger, as required by Section 251(c) of the DGCL. Pursuant to Section 251(g) of the DGCL, this Agreement is not required to be approved by, and shall not be submitted for approval to, the stockholders of BGL or of Holding Company.

         SECTION 3.3 FILING OF CERTIFIED AGREEMENT. Upon satisfaction of all conditions precedent set forth in Sections 3.1 and 3.2 hereof, the Secretary or Assistant Secretary of the Surviving Corporation shall certify this Agreement in the manner required by Section 251(g) of the DGCL and shall file this Agreement as so certified with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL.

         SECTION 3.4 EXPENSES. BGL shall bear all expenses associated with the consummation of this Merger.

         SECTION 3.5 TERMINATION. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by BGL by appropriate resolution of BGL's Board of Directors.

                                   ARTICLE IV.

                CONVERSION OF SHARES OF CONSTITUENT CORPORATIONS

         SECTION 4.1 CONVERSION OF OUTSTANDING SHARES OF COMMON STOCK OF BGL. At the Effective Time, each share or fraction of a share of Common Stock of BGL that is issued and outstanding or held in its treasury immediately prior to the Effective Time shall, without further act or deed by BGL or its stockholders, be converted into and exchanged for a share or equal fraction of a share of Common Stock of Holding Company. Shares of Common Stock of Holding Company into which shares of Common Stock of BGL are so converted shall be represented by stock certificates previously representing shares of Common Stock of BGL.

         SECTION 4.2 ASSUMPTION OF BGL OBLIGATIONS TO ISSUE CAPITAL STOCK. Immediately prior to the Effective Time, BGL was a party to or subject to certain agreements and arrangements, including warrants, stock grants, options and rights, and compensation plans and agreements, pursuant to which parties thereto or beneficiaries thereof acquired, or acquired certain rights to acquire, shares of capital stock of BGL, including but not limited to the Plans. As of the Effective Time, Holding Company shall adopt, assume and agree to be bound by each and every Plan, and any right to acquire a share or fraction of a share of capital stock of BGL under any such Plan shall, without further act or deed by BGL or its stockholders, be converted into a right to acquire a share or equal fraction of a share of capital stock of Holding Company pursuant to such Plan.






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         SECTION 4.3 SURRENDER AND CANCELLATION OF SHARES OF BGL MERGER. At the
Effective Time, each share of Common Stock of BGL Merger that is issued and outstanding immediately prior to the Effective Time shall be converted into a share of Common Stock of the Surviving Corporation and the certificate(s) evidencing ownership of all issued and outstanding shares of Common Stock of BGL Merger shall be surrendered to the Secretary of the Surviving Corporation in exchange for shares of Common Stock of the Surviving Corporation into which they are converted pursuant to this Section 4.3.

         SECTION 4.4 SURRENDER AND CANCELLATION OF BGL'S SHARES IN HOLDING COMPANY. At the Effective Time, BGL's 1,000 shares of Common Stock of Holding Company owned immediately prior to the Effective Time shall be canceled without payment of any consideration for such cancellation.

                                   ARTICLE V.

                            OFFICERS AND DIRECTORS OF
                    HOLDING COMPANY AND SURVIVING CORPORATION

         SECTION 5.1 HOLDING COMPANY. The officers and directors of BGL holding office immediately prior to the Effective Time shall serve in the same capacities as the officers and directors of the Holding Company until the next annual meeting of stockholders of the Holding Company or until their successors shall have been elected and qualified.

         SECTION 5.2 SURVIVING CORPORATION. The officers of BGL holding office immediately prior to the Effective Time shall serve in the same capacities as officers of the Surviving Corporation and Bennett S. LeBow and Richard J. Lampen shall serve as the sole directors of the Surviving Corporation until the next annual meeting of stockholders or until their successors have been elected and qualified.

                                   ARTICLE VI.

                     ARTICLES OF INCORPORATION AND BYLAWS OF
                    HOLDING COMPANY AND SURVIVING CORPORATION

         SECTION 6.1 HOLDING COMPANY. The Certificate of Incorporation and Bylaws of Holding Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of Holding Company following the Merger, provided that the Certificate of Incorporation shall be amended effective as of the Effective Time to change the name of Holding Company to "Brooke Group Ltd.".





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         SECTION 6.2 SURVIVING CORPORATION. The Restated Certificate of
Incorporation, as amended, and the Amended and Restated Bylaws of BGL as in effect immediately prior to the Effective Time shall, pursuant to Section 251(g) of the DGCL, be the Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as set forth below:

                  (i) Article FIRST shall be amended in its entirety as follows:

                        "FIRST. The name of the Corporation is Brooke Group Holding Inc."

                  (ii) Article FOURTH shall be amended to read in its entirety as follows:

                        "FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, $.10 par value per share."

                  (iii) Article TWELFTH shall be added and shall read as follows:

                  "TWELFTH. Any act or transaction by or involving the Corporation that requires for its adoption the approval of its stockholders pursuant to the General Corporation Law of Delaware or the provisions of this Certificate of Incorporation, shall pursuant to Section 251(g) of the General Corporation Law of Delaware also require the approval of the stockholders of Brooke Group Ltd. (and any successor by merger) by the same vote as is required pursuant to the General Corporation Law of Delaware or the provisions of this Certificate of Incorporation, as the case may be."






















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         IN WITNESS WHEREOF, each of BGL Merger, BGL and Holding Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                             BROOKE GROUP LTD.


                             By: /s/ Joselynn D. Van Siclen
                                 --------------------------------------
                                 Joselynn D. Van Siclen
                                 Vice President and Chief Financial Officer

                             BGL MERGER INC.


                             By: /s/ Richard J. Lampen
                                 --------------------------------------
                                 Richard J. Lampen
                                 Executive Vice President

                             BGL SUCCESSOR INC.


                             By: /s/ Richard J. Lampen
                                 --------------------------------------
                                 Richard J. Lampen
                                 Executive Vice President














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                        CERTIFICATE OF BROOKE GROUP LTD.

                            (UNDER SECTION 251 OF THE
                             GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)



         The undersigned, being Assistant Secretary of Brooke Group Ltd., a corporation organized under the laws of the State of Delaware ("BGL"), hereby states that the Agreement and Plan of Merger to which this Certificate is attached, was adopted by BGL by action of its Board of Directors and without any vote of its stockholders pursuant to subsection (g) of Section 251 of the Delaware General Corporation Law (the "DGCL") and in accordance with such subsection, the undersigned hereby certifies as follows:

         1. The Agreement and Plan of Merger has been adopted pursuant to subsection (g) of Section 251 of the DGCL; and

         2.       The conditions specified in the first sentence of subsection
                  (g) of Section 251 of the DGCL have been satisfied.

         IN WITNESS WHEREOF, this certificate has been subscribed this 30th day of September, 1999, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                       Brooke Group Ltd.

                                       By: /s/ Richard J. Lampen
                                           -------------------------------------
                                       Name:  Richard J. Lampen
                                       Title: Executive Vice President
                                                and Assistant Secretary